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                                                                     EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-42895, No. 33-42899, No. 33-42908, No. 33-42909, No. 33-04615, No. 333-33336
and No. 333-70948 on Form S-8 of American Healthways, Inc. of our report dated October 16, 2002 appearing in the Annual Report on Form 10-K of American Healthways, Inc. for the year ended August 31, 2002.

DELOITTE & TOUCHE LLP

Nashville, Tennessee
November 19, 2002